UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 16, 2007

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota  55425

(Address of principal executive offices)          (Zip code)

Registrant’s telephone number, including area code:  (952) 853-8100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 16, 2007, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Ceridian Corporation (the “Company”) took the following actions:

1.                                       Approved the following salary increases for 2007 and made the following cash bonus awards for 2006 pursuant to the individual’s 2006 cash bonus plan for certain of the named executive officers of the Company as of December 31, 2006:

Name	Title	2006 Salary ($)	2007 Salary ($)	2006 Bonus Award ($)
Gary A. Krow	Executive Vice President and President of Comdata	$371,561	$500,000	$360,750

Gary M. Nelson	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	344,615	365,000	273,611

Douglas C. Neve	Executive Vice President and Chief Financial Officer	400,000	400,000	369,048

2.                                       Awarded Mr. Krow a 72,993 restricted stock unit award under the Ceridian Corporation 2004 Long-Term Stock Incentive Plan, as amended (“2004 LTSIP”).  This one-time retention restricted stock unit award was granted pursuant to the terms of the 2004 LTSIP and the form of restricted stock unit award agreement approved by the Committee in February 2006, with the exception that Mr. Krow’s award will vest in full upon the third anniversary of the date of grant.

3.                                       Established for 2007 the target annual cash performance bonus percentage for Mr. Krow at 100% of his base salary, with a threshold bonus percentage equal to 70% of his base salary and a maximum possible bonus equal to 130% of his base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary
Dated: February 22, 2007